Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of our report dated 26 March 2024, relating to the financial statements of Marex Group plc, included in Registration Statement No. 333-282754 on Form F-1 of Marex Group plc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

London, United Kingdom 23 October 2024